P R E S S R E L E A S E
Vornado Announces Fourth Quarter 2024 Financial Results
New York City | February 10, 2025
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended December 31, 2024 Financial Results
NET INCOME attributable to common shareholders for the quarter ended December 31, 2024 was $1,203,000, or $0.01 per diluted share, compared to a net loss attributable to common shareholders of $61,013,000, or $0.32 per diluted share, for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended December 31, 2024 was $117,085,000, or $0.58 per diluted share, compared to $121,105,000, or $0.62 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended December 31, 2024 was $122,212,000, or $0.61 per diluted share, and $123,751,000, or $0.63 per diluted share, for the prior year's quarter.
Year Ended December 31, 2024 Financial Results
NET INCOME attributable to common shareholders for the year ended December 31, 2024 was $8,275,000, or $0.04 per diluted share, compared to $43,378,000, or $0.23 per diluted share, for the year ended December 31, 2023.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the year ended December 31, 2024 was $470,021,000, or $2.37 per diluted share, compared to $503,792,000, or $2.59 per diluted share, for the year ended December 31, 2023. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the year ended December 31, 2024 was $447,071,000, or $2.26 per diluted share, and $508,151,000, or $2.61 per diluted share, for the year ended December 31, 2023.

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The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$117,085	$121,105	$470,021	$503,792
Per diluted share (non-GAAP)	$0.58	$0.62	$2.37	$2.59

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	$3,456	$3,526	$14,353	$11,722
Credit losses on investments	—	8,269	—	8,269
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	(5,786)	(13,069)	(11,959)
Our share of the gain on the discounted extinguishment of the 280 Park Avenue mezzanine loan	—	—	(31,215)	—
Other	2,104	(3,169)	5,000	(3,336)
	5,560	2,840	(24,931)	4,696
Noncontrolling interests' share of above adjustments on a dilutive basis	(433)	(194)	1,981	(337)
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$5,127	$2,646	$(22,950)	$4,359
Per diluted share (non-GAAP)	$0.03	$0.01	$(0.11)	$0.02

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$122,212	$123,751	$447,071	$508,151
Per diluted share (non-GAAP)	$0.61	$0.63	$2.26	$2.61
________________________________
(1)See page 11 for a reconciliation of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months and years ended December 31, 2024 and 2023.

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FFO, as Adjusted Bridge - Q4 2024 vs. Q4 2023
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2023 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2024:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2023	$123.8	$0.63

Increase/(Decrease) in FFO, as adjusted due to:
330 West 34th Street termination and recapture fees, net of straight-line rent write-offs relating to new WeWork lease	15.1
Lease expirations, net of rent commencements, and other tenant related items	(13.9)
Change in interest expense, net of interest income	(9.1)
2023 Development fee pool bonus expense	6.4
Variable businesses (primarily signage)	5.1
THE MART write-off of straight-line rent receivable	(4.6)
Other, net	(0.6)
	(1.6)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	—
Net decrease	(1.6)	(0.02)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2024	$122.2	$0.61
See page 11 for a reconciliation of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months and years ended December 31, 2024 and 2023. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on the previous page.

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Dispositions
666 Fifth Avenue (Fifth Avenue and Times Square JV)
On January 8, 2025, the Fifth Avenue and Times Square JV completed the sale to UNIQLO of the portion of its U.S. flagship store at 666 Fifth Avenue for $350,000,000 and realized net proceeds of $342,000,000. The financial statement gain, which will be recognized in the first quarter of 2025, will be approximately $76,000,000. The net proceeds from the sale were used to partially redeem Vornado’s preferred equity on the asset.
220 Central Park South
During the year ended December 31, 2024, we closed on the sale of two condominium units at 220 CPS for net proceeds of $31,605,000, resulting in a financial statement net gain of $15,175,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,106,000 of income tax expense was recognized on our consolidated statements of income.
On January 17, 2025, we closed on the sale of a condominium unit at 220 CPS for net proceeds of $11,695,000; three units remain unsold.
50-70 West 93rd Street
On May 13, 2024, we sold our 49.9% interest in 50-70 West 93rd Street to our joint venture partner. We received net proceeds of $2,000,000 after deducting our share of the existing $83,500,000 mortgage loan, which was scheduled to mature in December 2024, resulting in a net gain of $873,000. The net gain is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Acquisitions
Investment in Loan
On August 6, 2024, we purchased a $50,000,000 B-Note secured by a Midtown Manhattan property at par. The B-Note, together with the $35,000,000 A-Note, is in default. The B-Note accrues interest at 5.25% plus 4.00% default interest. The $50,000,000 B-Note investment was recorded to “other assets” on our consolidated balance sheets.
Financing Activity
Senior Unsecured Notes due 2025
We repaid our $450,000,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.
Alexander's, Inc. ("Alexander's")
On September 30, 2024, Alexander’s, in which we own a 32.4% common equity interest, completed a $400,000,000 refinancing of the office condominium portion of 731 Lexington Avenue, the Bloomberg LP headquarters building. The interest-only loan carries a fixed rate of 5.04% and matures in October 2028. The loan is prepayable, at Alexander’s option, with no penalty, beginning in October 2026. The loan replaces the previous $490,000,000 loan on the office condominium, that bore interest at the Prime Rate and was scheduled to mature in October 2024.
85 Tenth Avenue
On September 24, 2024, a joint venture, in which we have a 49.9% interest, modified the terms of the $625,000,000 mortgage loan on 85 Tenth Avenue. Per the original loan agreement, the mortgage loan is comprised of a (i) $396,000,000 3.82% senior note, (ii) $129,000,000 5.20% mezzanine A note and (iii) $100,000,000 6.60% mezzanine B note. The modification provides for the interest payments due under the mezzanine notes to be deferred until the December 2026 loan maturity. The deferred amounts will not accrue additional interest. The cash available from the deferred interest payments will be used to fund leasing costs at the property. At loan maturity, if there is no event of default, repayment of 50% of the accrued mezzanine interest will be waived.
606 Broadway
On September 5, 2024, the $74,119,000 non-recourse mortgage loan on 606 Broadway, in which we hold a 50% interest, matured and was not repaid, at which time the lender declared an event of default. As of December 31, 2024, the property has a carrying value of $53,886,000, which is after an impairment charge recorded in the fourth quarter of 2023. We consolidate the joint venture. The loan currently bears interest at a floating rate of SOFR plus 1.91% (6.39% as of December 31, 2024) and provides for additional default interest of 3.00%.
640 Fifth Avenue (Fifth Avenue and Times Square JV)
On June 10, 2024, the Fifth Avenue and Times Square JV completed a $400,000,000 refinancing of 640 Fifth Avenue. The non-recourse loan matures in July 2029, bears interest at a fixed rate of 7.47% and amortizes at $7,000,000 per annum. The loan replaces the previous $500,000,000 loan, which the joint venture paid down by $100,000,000. The previous loan was fully recourse to the Operating Partnership and bore interest at SOFR plus 1.11%.

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Financing Activity - continued
Unsecured Revolving Credit Facility
On May 3, 2024, we extended one of our two unsecured revolving credit facilities to April 2029 (as fully extended). The new $915,000,000 facility replaced the $1.25 billion facility that was due to mature in April 2026. The new facility currently bears interest at a rate of SOFR plus 1.20% with a facility fee of 25 basis points. Our $1.25 billion revolving credit facility matures in December 2027 (as fully extended) and has an interest rate of SOFR plus 1.15% and a facility fee of 25 basis points.
435 Seventh Avenue
On April 9, 2024, we completed a $75,000,000 refinancing of 435 Seventh Avenue, of which $37,500,000 is recourse to the Operating Partnership. The interest-only loan bears a rate of SOFR plus 2.10% and matures in April 2028. The interest rate on the loan was swapped to a fixed rate of 6.96% through April 2026. The loan replaces the previous $95,696,000 fully recourse loan, which bore interest at SOFR plus 1.41%.
280 Park Avenue
On April 4, 2024, a joint venture, in which we have a 50% interest, amended and extended the $1,075,000,000 mortgage loan on 280 Park Avenue. The maturity date on the amended loan was extended to September 2026, with options to fully extend to September 2028, subject to certain conditions. The interest rate on the amended loan remains at SOFR plus 1.78%. On July 8, 2024, the joint venture swapped the interest rate to a fixed rate of 5.84% through September 2028. Additionally, on April 4, 2024, the joint venture amended and extended the $125,000,000 mezzanine loan and subsequently repaid the loan for $62,500,000. In connection with the repayment of the mezzanine loan, we recognized our $31,215,000 share of the debt extinguishment gain which is included in “income (loss) from partially owned entities” on our consolidated statements of income.
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the year ended December 31, 2024:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
280 Park Avenue (50.0% interest)	$537,500	5.84%	09/28	S+178
PENN 11(1)	250,000	6.21%	10/25	S+206
435 Seventh Avenue	75,000	6.96%	04/26	S+210

		Index Strike Rate
Interest rate caps:
61 Ninth Avenue (45.1% interest)	$75,543	4.39%	01/26	S+146
Rego Park II (32.4% interest)	65,624	4.15%	12/25	S+145
________________________________
(1)Together with the existing $250,000 swap arrangement on the $500,000 PENN 11 mortgage loan, the loan will bear interest at an all-in swapped rate of 6.28% through October 2025.
Alexander’s
On May 3, 2024, Alexander’s, in which we own a 32.4% common equity interest, and Bloomberg L.P. reached an agreement to extend the leases covering approximately 947,000 square feet at 731 Lexington Avenue that were scheduled to expire in February 2029 for a term of eleven years to February 2040.

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Leasing Activity
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Three Months Ended December 31, 2024
Total square feet leased	583	50	64	62
Our share of square feet leased:	513	32	64	43
Initial rent(1)	$87.48	$315.10	$52.28	$133.87
Weighted average lease term (years)	5.0	11.3	6.8	3.7
Second generation relet space:
Square feet	400	21	40	39
GAAP basis:
Straight-line rent(2)	$93.44	$399.79	$51.91	$131.44
Prior straight-line rent	$75.42	$219.39	$51.15	$106.87
Percentage increase	23.9%	82.2%	1.5%	23.0%
Cash basis (non-GAAP):
Initial rent(1)	$85.67	$350.12	$53.90	$131.24
Prior escalated rent	$80.82	$234.14	$57.55	$127.86
Percentage increase (decrease)	6.0%	49.5%	(6.3)%	2.6%
Tenant improvements and leasing commissions:
Per square foot	$63.81	$174.01	$76.81	$69.00
Per square foot per annum	$12.76	$15.40	$11.30	$18.65
Percentage of initial rent	14.6%	4.9%	21.6%	13.9%
________________________________
See notes below.

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Year Ended December 31, 2024
Total square feet leased	2,650	187	386	215
Our share of square feet leased:	1,653	161	386	152
Initial rent(1)	$104.49	$160.01	$52.88	$102.80
Weighted average lease term (years)	8.4	9.4	7.5	7.6
Second generation relet space:
Square feet	1,218	52	247	148
GAAP basis:
Straight-line rent(2)	$103.06	$312.43	$54.38	$103.05
Prior straight-line rent	$92.97	$227.98	$51.57	$88.21
Percentage increase	10.9%	37.0%	5.4%	16.8%
Cash basis (non-GAAP):
Initial rent(1)	$107.99	$294.38	$55.76	$101.31
Prior escalated rent	$105.37	$271.77	$57.37	$101.45
Percentage increase (decrease)	2.5%	8.3%	(2.8)%	(0.1)%
Tenant improvements and leasing commissions:
Per square foot	$81.56	$82.50	$91.00	$110.36
Per square foot per annum	$9.71	$8.78	$12.13	$14.52
Percentage of initial rent	9.3%	5.5%	22.9%	14.1%
_______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.

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Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of December 31, 2024	87.6%	88.8%	73.7%	80.1%	92.0%

Same Store Net Operating Income ("NOI") (non-GAAP) At Share:	Total	New York	THE MART(2)	555 California Street(3)
Same store NOI at share % (decrease) increase(1):
Three months ended December 31, 2024 compared to December 31, 2023	(4.5)%	(0.7)%	(57.5)%	(13.2)%
Year ended December 31, 2024 compared to December 31, 2023	(6.8)%	(4.7)%	(17.8)%	(21.9)%
Three months ended December 31, 2024 compared to September 30, 2024	4.0%	8.7%	(58.8)%	(0.3)%

Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended December 31, 2024 compared to December 31, 2023	(3.8)%	(2.2)%	(32.0)%	(1.5)%
Year ended December 31, 2024 compared to December 31, 2023	(4.5)%	(3.3)%	(10.6)%	(13.2)%
Three months ended December 31, 2024 compared to September 30, 2024	0.0%	2.7%	(29.2)%	(8.1)%
____________________
(1)See pages 13 through 18 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)2024 includes a $4,560,000 write-off of a receivable arising from the straight-lining of rents due to the tenant being deemed uncollectible.
(3)The year ended December 31, 2023 includes our $14,103,000 share of the receipt of a tenant settlement, net of legal expenses.
NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three months and years ended December 31, 2024 and 2023 and the three months ended September 30, 2024 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2024
	2024	2023		2024	2023
NOI at share:
New York:
Office(1)	$193,215	$182,769	$167,051	$706,592	$727,000
Retail	48,238	47,378	47,283	191,379	188,561
Residential	6,072	5,415	5,784	24,044	21,910
Alexander's	9,515	12,013	9,470	39,895	40,098
Total New York	257,040	247,575	229,588	961,910	977,569
Other:
THE MART(2)	6,168	14,516	14,972	51,686	61,519
555 California Street(3)	15,854	18,125	15,780	64,963	82,965
Other investments	5,904	6,880	5,151	21,193	21,160
Total Other	27,926	39,521	35,903	137,842	165,644
NOI at share	$284,966	$287,096	$265,491	$1,099,752	$1,143,213

NOI at share - cash basis:
New York:
Office(1)	$181,438	$183,742	$173,415	$698,138	$726,914
Retail	44,130	46,491	44,095	176,798	180,932
Residential	5,750	5,137	5,527	22,914	20,588
Alexander's	10,615	11,059	10,424	46,172	41,435
Total New York	241,933	246,429	233,461	944,022	969,869
Other:
THE MART	10,550	15,511	14,901	57,235	62,579
555 California Street(3)	18,138	18,265	19,589	74,621	85,819
Other investments	5,967	7,012	4,347	20,211	21,569
Total Other	34,655	40,788	38,837	152,067	169,967
NOI at share - cash basis	$276,588	$287,217	$272,298	$1,096,089	$1,139,836
________________________________
(1)Includes Building Maintenance Services NOI of $6,895, $6,424, $8,280, $30,318 and $27,262 for the three months ended December 31, 2024 and 2023 and September 30, 2024 and the years ended December 31, 2024 and 2023, respectively.
(2)2024 includes a $4,560 write-off of a receivable arising from the straight-lining of rents due to the tenant being deemed uncollectible.
(3)The year ended December 31, 2023 includes our $14,103 share of the receipt of a tenant settlement, net of legal expenses.

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Active Development/Redevelopment Summary as of December 31, 2024:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,795,000	$750,000		$697,451	$52,549	2026	10.2%
Districtwide Improvements	N/A	100,000		70,919	29,081	N/A	N/A
Total PENN District		850,000	(1)	768,370	81,630

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	52,093	72,907	2026	10.3%

Total Active Development Projects		$975,000		$820,463	$154,537
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. As of December 31, 2024, we have fully funded our $34,000 share of cash contributions.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, February 11, 2025 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 0916117. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2024. Currently, some of the factors are the interest rate fluctuations and effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	December 31, 2024	December 31, 2023
ASSETS
Real estate, at cost:
Land	$2,434,209	$2,436,221	$(2,012)
Buildings and improvements	10,439,113	9,952,954	486,159
Development costs and construction in progress	1,097,395	1,281,076	(183,681)
Leasehold improvements and equipment	120,915	130,953	(10,038)
Total	14,091,632	13,801,204	290,428
Less accumulated depreciation and amortization	(4,025,349)	(3,752,827)	(272,522)
Real estate, net	10,066,283	10,048,377	17,906
Right-of-use assets	678,804	680,044	(1,240)
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	733,947	997,002	(263,055)
Restricted cash	215,672	264,582	(48,910)
Total	949,619	1,261,584	(311,965)
Tenant and other receivables	58,853	69,543	(10,690)
Investments in partially owned entities	2,691,478	2,610,558	80,920
Receivable arising from the straight-lining of rents	707,020	701,666	5,354
Deferred leasing costs, net	354,882	355,010	(128)
Identified intangible assets, net	118,215	127,082	(8,867)
Other assets	373,454	333,801	39,653
Total assets	$15,998,608	$16,187,665	$(189,057)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,676,014	$5,688,020	$(12,006)
Senior unsecured notes, net	1,195,914	1,193,873	2,041
Unsecured term loan, net	795,948	794,559	1,389
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	749,759	732,859	16,900
Accounts payable and accrued expenses	374,013	411,044	(37,031)
Deferred revenue	28,424	32,199	(3,775)
Deferred compensation plan	114,580	105,245	9,335
Other liabilities	317,087	311,132	5,955
Total liabilities	9,826,739	9,843,931	(17,192)
Redeemable noncontrolling interests	834,658	638,448	196,210
Shareholders' equity	5,158,242	5,509,064	(350,822)
Noncontrolling interests in consolidated subsidiaries	178,969	196,222	(17,253)
Total liabilities, redeemable noncontrolling interests and equity	$15,998,608	$16,187,665	$(189,057)

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 18

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Revenues	$457,790	$441,886	$1,787,686	$1,811,163

Net income (loss)	$5,758	$(100,613)	$20,116	$32,888
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	11,107	49,717	51,131	75,967
Operating Partnership	(136)	5,412	(860)	(3,361)
Net income (loss) attributable to Vornado	16,729	(45,484)	70,387	105,494
Preferred share dividends	(15,526)	(15,529)	(62,112)	(62,116)
Net income (loss) attributable to common shareholders	$1,203	$(61,013)	$8,275	$43,378

Income (loss) per common share - basic:
Net income (loss) per common share	$0.01	$(0.32)	$0.04	$0.23
Weighted average shares outstanding	190,679	190,361	190,539	191,005

Income (loss) per common share - diluted:
Net income (loss) per common share	$0.01	$(0.32)	$0.04	$0.23
Weighted average shares outstanding	200,084	190,361	196,626	191,856

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$117,085	$121,105	$470,021	$503,792
Per diluted share (non-GAAP)	$0.58	$0.62	$2.37	$2.59

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$122,212	$123,751	$447,071	$508,151
Per diluted share (non-GAAP)	$0.61	$0.63	$2.26	$2.61

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	201,210	195,291	198,182	194,324
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) attributable to common shareholders	$1,203	$(61,013)	$8,275	$43,378
Per diluted share	$0.01	$(0.32)	$0.04	$0.23

FFO adjustments:
Depreciation and amortization of real property	$101,824	$98,085	$399,694	$385,608
Real estate impairment losses	—	22,206	—	22,831
Net gains on sale of real estate	—	—	(873)	(53,305)
Our share of partially owned entities:
Depreciation and amortization of real property	23,483	27,188	101,195	108,088
Net gain on sale of real estate	—	—	—	(16,545)
Real estate impairment losses	—	50,458	—	50,458
FFO adjustments, net	125,307	197,937	500,016	497,135
Impact of assumed conversion of dilutive convertible securities	358	388	1,549	1,642
Noncontrolling interests' share of above adjustments on a dilutive basis	(9,783)	(16,207)	(39,819)	(38,363)
FFO attributable to common shareholders plus assumed conversions	$117,085	$121,105	$470,021	$503,792
Per diluted share	$0.58	$0.62	$2.37	$2.59

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	190,679	190,361	190,539	191,005
Effect of dilutive securities:
Share-based payment awards	9,405	2,857	6,087	851
Convertible securities	1,126	2,073	1,556	2,468
Denominator for FFO per diluted share	201,210	195,291	198,182	194,324

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net income (loss) to NOI at share and NOI at share - cash basis for the three months and years ended December 31, 2024 and 2023 and the three months ended September 30, 2024.

(Amounts in thousands)	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2024
	2024	2023		2024	2023
Net income (loss)	$5,758	$(100,613)	$(19,468)	$20,116	$32,888
Depreciation and amortization expense	113,061	110,197	116,006	447,500	434,273
General and administrative expense	36,637	46,040	35,511	148,520	162,883
Transaction related costs, impairment losses and other	1,341	49,190	(113)	5,242	50,691
(Income) loss from partially owned entities	(30,007)	33,518	(18,229)	(112,464)	(38,689)
Interest and other investment income, net	(11,348)	(5,833)	(12,391)	(45,974)	(43,287)
Interest and debt expense	100,483	87,695	100,907	390,269	349,223
Net gains on disposition of wholly owned and partially owned assets	—	(6,607)	—	(16,048)	(71,199)
Income tax expense	5,822	8,374	4,883	22,729	29,222
NOI from partially owned entities	73,270	74,819	67,292	279,229	285,761
NOI attributable to noncontrolling interests in consolidated subsidiaries	(10,051)	(9,684)	(8,907)	(39,367)	(48,553)
NOI at share	284,966	287,096	265,491	1,099,752	1,143,213
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(8,378)	121	6,807	(3,663)	(3,377)
NOI at share - cash basis	$276,588	$287,217	$272,298	$1,096,089	$1,139,836
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2024 compared to December 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended December 31, 2024	$284,966	$257,040	$6,168	$15,854	$5,904
Less NOI at share from:
Dispositions	(55)	(55)	—	—	—
Development properties	(5,627)	(5,627)	—	—	—
Other non-same store income, net	(16,576)	(10,546)	—	(126)	(5,904)
Same store NOI at share for the three months ended December 31, 2024	$262,708	$240,812	$6,168	$15,728	$—

NOI at share for the three months ended December 31, 2023	$287,096	$247,575	$14,516	$18,125	$6,880
Less NOI at share from:
Dispositions	(532)	(542)	10	—	—
Development properties	(2,684)	(2,684)	—	—	—
Other non-same store income, net	(8,669)	(1,789)	—	—	(6,880)
Same store NOI at share for the three months ended December 31, 2023	$275,211	$242,560	$14,526	$18,125	$—

Decrease in same store NOI at share	$(12,503)	$(1,748)	$(8,358)	$(2,397)	$—

% decrease in same store NOI at share	(4.5)%	(0.7)%	(57.5)%	(13.2)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2024 compared to December 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2024	$276,588	$241,933	$10,550	$18,138	$5,967
Less NOI at share - cash basis from:
Dispositions	(55)	(55)	—	—	—
Development properties	(1,664)	(1,664)	—	—	—
Other non-same store income, net	(11,397)	(5,287)	—	(143)	(5,967)
Same store NOI at share - cash basis for the three months ended December 31, 2024	$263,472	$234,927	$10,550	$17,995	$—

NOI at share - cash basis for the three months ended December 31, 2023	$287,217	$246,429	$15,511	$18,265	$7,012
Less NOI at share - cash basis from:
Dispositions	(532)	(542)	10	—	—
Development properties	(2,518)	(2,518)	—	—	—
Other non-same store income, net	(10,149)	(3,137)	—	—	(7,012)
Same store NOI at share - cash basis for the three months ended December 31, 2023	$274,018	$240,232	$15,521	$18,265	$—

Decrease in same store NOI at share - cash basis	$(10,546)	$(5,305)	$(4,971)	$(270)	$—

% decrease in same store NOI at share - cash basis	(3.8)%	(2.2)%	(32.0)%	(1.5)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the year ended December 31, 2024 compared to December 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the year ended December 31, 2024	$1,099,752	$961,910	$51,686	$64,963	$21,193
Less NOI at share from:
Dispositions	(1,499)	(1,509)	10	—	—
Development properties	(35,182)	(35,182)	—	—	—
Other non-same store income, net	(34,735)	(13,416)	—	(126)	(21,193)
Same store NOI at share for the year ended December 31, 2024	$1,028,336	$911,803	$51,696	$64,837	$—

NOI at share for the year ended December 31, 2023	$1,143,213	$977,569	$61,519	$82,965	$21,160
Less NOI at share from:
Dispositions	(2,321)	(3,677)	1,356	—	—
Development properties	(16,310)	(16,310)	—	—	—
Other non-same store income, net	(21,589)	(429)	—	—	(21,160)
Same store NOI at share for the year ended December 31, 2023	$1,102,993	$957,153	$62,875	$82,965	$—

Decrease in same store NOI at share	$(74,657)	$(45,350)	$(11,179)	$(18,128)	$—

% decrease in same store NOI at share	(6.8)%	(4.7)%	(17.8)%	(21.9)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the year ended December 31, 2024 compared to December 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the year ended December 31, 2024	$1,096,089	$944,022	$57,235	$74,621	$20,211
Less NOI at share - cash basis from:
Dispositions	(1,499)	(1,509)	10	—	—
Development properties	(21,561)	(21,561)	—	—	—
Other non-same store income, net	(31,681)	(11,327)	—	(143)	(20,211)
Same store NOI at share - cash basis for the year ended December 31, 2024	$1,041,348	$909,625	$57,245	$74,478	$—

NOI at share - cash basis for the year ended December 31, 2023	$1,139,836	$969,869	$62,579	$85,819	$21,569
Less NOI at share - cash basis from:
Dispositions	(2,664)	(4,138)	1,474	—	—
Development properties	(15,519)	(15,519)	—	—	—
Other non-same store income, net	(30,737)	(9,168)	—	—	(21,569)
Same store NOI at share - cash basis for the year ended December 31, 2023	$1,090,916	$941,044	$64,053	$85,819	$—

Decrease in same store NOI at share - cash basis	$(49,568)	$(31,419)	$(6,808)	$(11,341)	$—

% decrease in same store NOI at share - cash basis	(4.5)%	(3.3)%	(10.6)%	(13.2)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2024 compared to September 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended December 31, 2024	$284,966	$257,040	$6,168	$15,854	$5,904
Less NOI at share from:
Dispositions	(55)	(55)	—	—	—
Development properties	(12,427)	(12,427)	—	—	—
Other non-same store income, net	(15,497)	(9,467)	—	(126)	(5,904)
Same store NOI at share for the three months ended December 31, 2024	$256,987	$235,091	$6,168	$15,728	$—

NOI at share for the three months ended September 30, 2024	$265,491	$229,588	$14,972	$15,780	$5,151
Less NOI at share from:
Dispositions	(25)	(29)	4	—	—
Development properties	(11,959)	(11,959)	—	—	—
Other non-same store income, net	(6,437)	(1,286)	—	—	(5,151)
Same store NOI at share for the three months ended September 30, 2024	$247,070	$216,314	$14,976	$15,780	$—

Increase (decrease) in same store NOI at share	$9,917	$18,777	$(8,808)	$(52)	$—

% increase (decrease) in same store NOI at share	4.0%	8.7%	(58.8)%	(0.3)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended December 31, 2024 compared to September 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2024	$276,588	$241,933	$10,550	$18,138	$5,967
Less NOI at share - cash basis from:
Dispositions	(55)	(55)	—	—	—
Development properties	(7,666)	(7,666)	—	—	—
Other non-same store income, net	(10,263)	(4,153)	—	(143)	(5,967)
Same store NOI at share - cash basis for the three months ended December 31, 2024	$258,604	$230,059	$10,550	$17,995	$—

NOI at share - cash basis for the three months ended September 30, 2024	$272,298	$233,461	$14,901	$19,589	$4,347
Less NOI at share - cash basis from:
Dispositions	(25)	(29)	4	—	—
Development properties	(6,574)	(6,574)	—	—	—
Other non-same store income, net	(7,160)	(2,813)	—	—	(4,347)
Same store NOI at share - cash basis for the three months ended September 30, 2024	$258,539	$224,045	$14,905	$19,589	$—

Increase (decrease) in same store NOI at share - cash basis	$65	$6,014	$(4,355)	$(1,594)	$—

% increase (decrease) in same store NOI at share - cash basis	0.0%	2.7%	(29.2)%	(8.1)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 18